Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our reports with respect to Nationwide Provident VLI Separate Account 1 and Nationwide Life Insurance Company  and subsidiaries, dated March 13, 2015 and February 25, 2015, respectively, included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information (File No. 333-164118) on Form N-6.
/s/ KPMG LLP
Columbus, Ohio
April 13, 2015
11